UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 14, 2014

ML WINTON FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 11th Floor
250 Vesey Street
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)(1) ML Winton FuturesAccess LLC (the “Registrant” or “Fund”), ML Winton FuturesAccess Ltd. (the “Offshore Fund”), Merrill Lynch Alternative Investments LLC (the “Manager”) and Winton Capital Management Limited (the “Trading Advisor”) are parties to an Advisory Agreement dated as of May 26, 2004 as amended by an Amendment dated as of June 17, 2014 (the “Existing Advisory Agreement”).  MLAI is the sponsor and manager of the Registrant.  Pursuant to the Existing Advisory Agreement, the Trading Advisor provides investment advisory services for the Registrant, and directs the trading activities of the Registrant.

On August 14, 2014 the Registrant, the Offshore Fund, the Manager and the Trading Advisor entered into an Amendment to the Existing Advisory Agreement (the “Amendment”).

(As used herein “AIFMD” means Directive 2011/61/EU on alternative investment fund managers and any subordinate legislation enacted thereunder (as each may be amended, extended or reenacted from time to time) as implemented in any relevant member state of the European Economic Area and other related rules or guidance that are relevant.)

 (2)   The Amendment provides for certain representations and agreements by the Fund, the Manager and the Trading Advisor with respect to, in part, AIFMD.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

10.1
Amendment to Advisory Agreement dated as August 14, 2014 among Winton Capital Management Limited, ML Winton FuturesAccess LLC, ML Winton FuturesAccess Ltd., and Merrill Lynch Alternative Investments LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC
Its:	Manager

By:	/s/ Barbra E. Kocsis
	Name:	Barbra E. Kocsis
	Position:	Chief Financial Officer

Date:  August 15, 2014

ML WINTON FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibits

Exhibit 10.1
Amendment to Advisory Agreement dated as August 14, 2014 among Winton Capital Management Limited, ML Winton FuturesAccess LLC, ML Winton FuturesAccess Ltd., and Merrill Lynch Alternative Investments LLC.